UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 1, 2010, Robert L. Roe, M.D., our President, adopted a pre-arranged stock trading plan to exercise and sell a portion of the common stock that he holds in our company and a portion of the shares issuable to him upon exercise of an option award over time as part of his individual long-term strategy for asset diversification, tax and financial planning. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our company’s policies regarding stock transactions.

Under his Rule 10b5-1 trading plan, over a one-year period beginning on January 1, 2011 subject to minimum price thresholds and other sale date requirements as specified in his plan, Dr. Roe plans to sell up to 126,883 shares of our common stock that he currently holds and up to 450,000 shares of our common stock issuable upon exercise of an option award. Based on holdings as of October 1, 2010, if Dr. Roe completes all the planned sales under his stock trading plan, he would retain holdings of 922,007 shares of our common stock, including vested and unvested options to acquire common stock.

The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: October 5, 2010	By:	/S/ CAROLINE M. LOEWY
Caroline M. Loewy
Chief Financial Officer

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